Exhibit 99.1

newsrelease
CTS CORPORATION Elkhart, Indiana 46514 • 574-523-3800

February 5, 2015

FOR RELEASE:  Immediately

CTS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

CTS delivers earnings growth, progress on business wins

Elkhart, IN. CTS Corporation (NYSE: CTS) announced 4th quarter and full year 2014 results.

Fourth Quarter 2014 Results

•                  Sales were $100.4 million, down 2.0% compared to the fourth quarter of 2013.

•                  GAAP earnings were $7.0 million, or $0.21 per diluted share, compared to $4.1 million, or $0.12 per diluted share from continuing operations in the fourth quarter of 2013.

•                  Adjusted EPS was $0.24, flat with fourth quarter of 2013 from continuing operations.

Fourth quarter sales to automotive customers declined 2.1% year-over-year. Sales of electronic components declined 1.7% year-over-year. CTS received $171 million in new business wins in the fourth quarter.

Full Year 2014 Results

•                  Sales were $404.0 million, down 1.3% compared to 2013.

•                  GAAP earnings were $26.5 million, or $0.78 per diluted share, compared to $2.0 million, or $0.06 per diluted share from continuing operations in 2013.

•                  Adjusted EPS was $0.97 versus $0.75 from continuing operations in 2013.

2014 sales to automotive customers increased 1.0% year-over-year. Prior year sales to automotive customers included $5.5 million for a special one-time order. Excluding this order, sales to automotive customers were up 3.1% in 2014 compared to 2013. Sales of electronic components declined 5.9% year-over-year. CTS recorded $484 million in new business wins for the full year 2014.

“We are pleased with the results for 2014. We delivered strong earnings growth despite softer than anticipated sales,” said Kieran O’Sullivan, CEO of CTS Corporation. “The fourth quarter new business wins are an indication of the traction we are getting on driving growth. We expect 2015 growth to be modest until the new business we have won over the last two years begins to have a more significant impact on sales in 2017 and beyond.”

2015 Guidance

Management expects full year 2015 sales in the range of $400 to $430 million and adjusted earnings per diluted share in the range of $0.98 to $1.10. Results are anticipated to improve sequentially throughout the year, with a stronger second half.  Management is concerned about the current trends in currency rates, especially the Euro and Chinese Renminbi. This can impact sales by as much as 2-3% for 2015.

Conference Call

As previously announced, the Company has scheduled a conference call on Friday, February 6, 2015 at 11:00 a.m. (EST).  The dial-in number for the conference call is 888-287-5563 (719-325-2448, if calling from outside the U.S.). The conference I.D. number is 6035936. There will be a replay of the conference call from 2:00 p.m. (EST) on Friday, February 6, 2015 through 2:00 p.m. (EST) on Friday, February 13, 2015. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 6035936. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS’ stock is traded on the NYSE under the ticker symbol “CTS.”

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 1142 West Beardsley Avenue, Elkhart, IN 46514
Telephone: 574-523-3800